SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement	[_] Soliciting Material Under Rule 14a-12
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials

VaxGen, Inc.
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 29, 2002

TO THE STOCKHOLDERS:

     Notice is hereby given that the 2002 Annual Meeting of Stockholders of VaxGen, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 29, 2002 at 9:00 A.M., at our corporate offices, 1000 Marina Boulevard, Suite 200, Brisbane, California for the following purposes:

1.	To elect eight directors of the Company, to serve until the 2003 Annual Meeting of Stockholders or until their earlier retirement, resignation or removal;

2.	To confirm the appointment of KPMG LLP as the Company’s independent auditors for the 2002 fiscal year;

3.	To approve an amendment to the 1996 Amended and Restated Stock Option Plan to increase the number of options authorized for issuance thereunder from 3,250,000 to 4,750,000;

4.	To approve an amendment to the 1996 Amended and Restated Stock Option Plan to add a provision that will automatically increase the number of shares reserved under the 1996 Plan by 3.5% of the issued and outstanding Common Stock of the Company on the last trading day of the December immediately preceding each fiscal year beginning with January 2003 and ending with January 2007;

5.	To approve amendments to the 1998 Director Stock Option Plan to increase the number of options authorized for issuance thereunder from 37,500 to 300,000 and to modify the number of options granted to non-employee directors annually; and

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     These matters are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 1, 2002 are entitled to vote at the Annual Meeting. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 1000 Marina Boulevard, Suite 200, Brisbane, California.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy card.

Sincerely, By: /s/ Lance K. Gordon —————————————— Lance K. Gordon Chief Executive Officer

Brisbane, California
May 3, 2002

IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURN A PROXY CARD.

PROXY STATEMENT

2002 ANNUAL MEETING OF STOCKHOLDERS

General

     The enclosed proxy is solicited on behalf of VaxGen, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held Wednesday, May 29, 2002 at 9:00 A.M., or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s corporate office located at 1000 Marina Boulevard, Suite 200, Brisbane, California, 94005.

     This Proxy Statement is being mailed on or about May 3, 2002 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Voting Securities

     At the close of business on April 1, 2002, which is the record date, there were 14,331,713 shares of Common Stock issued and outstanding and held of record by 366 stockholders. There also were 20,000 shares of the Company’s Series A 6% Cumulative Convertible Preferred Stock issued and outstanding and held of record by four stockholders, which shares vote on an as-converted basis. As of the record date, these shares were convertible into an aggregate of 861,380 shares of Common Stock.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Voting

     Stockholders of record at the close of business on April 1, 2002 will be entitled to one vote for each share of Common Stock held (including on an as-converted basis) upon each of the matters presented at the Annual Meeting. Stockholders of record may vote by using the proxy card enclosed with this proxy statement. Proxy cards returned properly signed will be voted according to the stockholder’s direction. A proxy card returned signed without specifying a vote or abstention on any proposal will be voted FOR each of the eight individuals nominated to serve as director; FOR the ratification of the appointment of KPMG LLP as the Company’s independent auditors; FOR approval of the amendments to the Company’s 1996 Amended and Restated Stock Option Plan; and FOR the amendments to the Company’s 1998 Director Stock Option Plan. The presence of holders of a majority of the issued and outstanding shares of Common Stock, whether in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions, votes withheld for Director nominees and “broker non-votes” (shares represented at the Annual Meeting which are held by a broker or nominee and as to which (i) instructions have not been received from the beneficial owner or the person entitled to vote such shares and (ii) the broker or nominee does not have discretionary voting power) shall be treated as shares that are present and entitled to vote with respect to matters presented at the Annual Meeting for purposes of determining whether a quorum is present. With respect to the election of Directors, such election shall be determined by a plurality of votes cast; all other questions shall be decided by a majority of votes cast. Abstention from voting for one or more of the nominees for director will make it less likely that the nominee will be one of the eight nominees for director who receive the greatest number of votes cast. Abstention from voting on the proposal to ratify the appointment of auditors, to approve the amendments to the 1996 Amended and Restated Stock Option Plan and to approve the amendments to the 1998 Director Stock Option Plan will have no effect on the outcome, since approval is based solely on the number of votes actually cast.

Solicitation

     The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

Stockholder Proposals to be Presented at the 2003 Annual Meeting

     Stockholders who intend to present a proposal for inclusion in the Company’s proxy materials for the 2003 Annual Meeting of Stockholders must submit the proposal to the Company no later than January 3, 2003. Stockholders who intend to present a proposal at the 2003 Annual Meeting of Stockholders without inclusion of such proposal in the Company’s proxy materials for the 2003 Annual Meeting are required to provide notice of such proposal to the Company pursuant to the Company’s Bylaws no later than January 3, 2003. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 31, 2002 by (1) each person, or group of affiliated persons, who is known by the Company to own beneficially more than five percent of the outstanding Common Stock, (2) each of the Company’s directors and nominees for director, (3) the CEO and the four other most highly compensated executive officers for the fiscal year ended December 31, 2001 and (4) all of the Company’s directors and executive officers as a group.

     Common stock percentage ownership is based on 14,331,713 shares of Common Stock outstanding as of March 31, 2002. Preferred Stock percentage ownership is based on 20,000 shares of Preferred Stock outstanding as of March 31, 2002. Shares of Common Stock issuable upon the exercise or conversion of warrants or shares of Preferred Stock that are currently exercisable or convertible or exercisable or convertible within 60 days of March 31, 2002 are deemed outstanding for the purpose of computing the Common Stock percentage ownership of the person holding such warrants or shares of Preferred Stock, but are not deemed outstanding for purposes of computing the Common Stock percentage ownership of any other person.

     Each share of Common Stock outstanding on the record date is entitled to one vote on each matter considered at the annual meeting. Each outstanding share of our Preferred Stock is entitled to vote on an “as-converted” basis. Shares of our Common Stock and our Preferred Stock vote together as a class on all matters presented to our stockholders.

	Beneficial Ownership

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Common Stock Outstanding	Number of Shares of Preferred Stock Beneficially Owned	Percent of Preferred Stock Outstanding

Vulcan Ventures, Inc.
505 Union Station
505 Fifth Avenue, Suite 900
Seattle, WA 98104	2,368,992	16.5	0	—

Genentech, Inc.
1 DNA Way
South San Francisco, CA 94080	1,522,354	10.6	0	—

Halifax Fund, L.P. (2)
c/o The Palladin Group, L.P.
195 Maplewood, NJ 07040	918,219	6.0	15,000	75.0

Societe Generale (3)
1221 Avenue of the Americas
New York, NY 10020	152,975	1.1	2,500	12.5

Velocity Investment Partners, Ltd. (4)
c/o Velocity Asset Management LLC
333 West Wacker Drive, Ste. 1410
Chicago, IL 60606	91,821	*	1,500	7.5

SDS Merchant Fund, L.P. (5)
c/o SDS Capital Partners
One South Shore Drive
Greenwich, CT 06830	61,214	*	1,000	5.0

Lance K. Gordon (6)	100,000	*	0	—

Donald P. Francis (6)	411,401	2.9	0	—

Phillip W. Berman (6)	226,559	1.6	0	—

David W. Beier	0	—	0	—

Randall L-W. Caudill (6)(7)	32,960	*	0	—

Stephen C. Francis (6)	27,404	*	0	—

Ruth B. Kunath (6)(8)	2,390,267	16.7	0	—

William D. Young (6)	14,942	*	0	—

Carter A. Lee (6)	110,693	*	0	—

William L. Heyward (6)	42,728	*	0	—

All executive officers and directors as
group (14 persons) (6)	3,378,500	22.7	0	—

*	Less than 1%.

(1)	Includes shares underlying options or warrants exercisable within 60 days of March 31, 2002. Except as indicated, persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them. Shares subject to an option are not deemed outstanding for purposes of computing the percentage ownership of any person other than the person holding the securities.

(2)	Includes 646,036 shares of Common Stock, issuable upon the conversion of 15,000 shares of Preferred Stock, and a warrant for the purchase of 222,883 shares of Common Stock that is exercisable within 60 days of March 31, 2002.

(3)	Includes 107,672 shares of Common Stock, issuable upon the conversion of 2,500 shares of Preferred Stock, and a warrant for the purchase of 37,147 shares of Common Stock that is exercisable within 60 days of March 31, 2002.

(4)	Includes 64,603 shares of Common Stock, issuable upon the conversion of 1,500 shares of Preferred Stock, and a warrant for the purchase of 22,288 shares of Common Stock that is exercisable within 60 days of March 31, 2002.

3

(5)	Includes 43,069 shares of Common Stock, issuable upon the conversion of 1,000 shares of Preferred Stock, and a warrant for the purchase of 14,859 shares of Common Stock that is exercisable within 60 days of March 31, 2002.

(6)	Includes options under the Company’s stock option plans exercisable within 60 days of March 31, 2002 for the following number of shares: Dr. Gordon — 100,000; Dr. Francis — 22,092; Dr. Berman — 226,154; Dr. Caudill — 3,817; Mr. Francis — 7,404; Ms. Kunath — 15,775; Mr. Young — 14,942; Mr. Lee — 110,196; Dr. Heyward — 42,269; and all executive officers and directors as a group — 564,334.

(7)	Includes 17,143 shares underlying warrants issued to Dunsford Hill Capital Partners pursuant to an early stage corporate finance advisory engagement. Dr. Caudill is President of Dunsford Hill Capital Partners. Also includes 1,000 shares owned by Dr. Caudill’s wife. Dr. Caudill disclaims any beneficial ownership of the 1,000 shares except to the extent of any pecuniary interest therein.

(8)	Includes 2,368,992 shares held by Vulcan Ventures, Inc. Ms. Kunath manages the Vulcan Venture Biotechnology Portfolio as an employee of Vulcan Ventures. Ms. Kunath disclaims any beneficial ownership of the Vulcan Ventures shares except to the extent of any pecuniary interest therein. Also includes 5,500 shares held by a trust, of which Ms. Kunath is trustee. Ms. Kunath also disclaims beneficial ownership of the 5,500 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and reports of changes in their ownership with the Securities and Exchange Commission. Such persons are required by SEC regulations to furnish the Company with copies of all such reports they file.

     Based solely on its review of the copies of such reports received by the Company with respect to its fiscal year ended December 31, 2001, and representations made with respect to their compliance with the reporting requirements under Section 16(a) of the Exchange Act, the Company believes that all directors and executive officers and ten percent shareholders timely filed all applicable reports with respect to such fiscal year.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

     A Board of eight directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight nominees named below, all of whom are presently directors of the Company. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable to or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until that person’s successor has been elected.

Nominees for Director

Name of Nominee	Age	Principal Occupation	Director Since
Lance K. Gordon	54	Chief Executive Officer of VaxGen	2001
Donald P. Francis	59	President of VaxGen	1995
Phillip W. Berman	53	Senior Vice President, Research & Development of	1997
		VaxGen
David W. Beier	53	Partner, Hogan & Hartson L.L.P.	2001
Randall L-W. Caudill	55	President, Dunsford Hill Capital Partners	2001
Stephen C. Francis	61	Vice-Chairman, Fischer, Francis, Trees & Watts	1996
Ruth B. Kunath	50	Biotechnology Portfolio Manager, Vulcan Ventures, Inc.	1999
William D. Young	57	Chairman of the Board and Chief Executive Officer of	1995
		ViroLogic, Inc.

     Lance K. Gordon, Ph.D. Dr. Gordon has served as our Chief Executive Officer and as a director since September 2001. Dr. Gordon served from May 1999 through March 2001, as the Executive Vice President of OraVax (now known as Acambis, Inc.) and the Director North America for Peptide Therapeutics as well as a member of the board of directors of Peptide. Peptide Therapeutics acquired OraVax in May 1999. Dr. Gordon served from 1990 to 1999 as the President and Chief Executive Officer and a member of the Board of Directors of OraVax, Inc. From January 1989 to June 1990, Dr. Gordon served as Senior Vice President and a member of the board of directors of North American Vaccine, Inc., a biopharmaceutical company. From April 1988 to January 1989, he served as Chief Executive Officer of American Vaccine Corporation and Selcore Laboratories, Inc., both of which are biopharmaceutical companies. From 1987 to 1988, Dr. Gordon was Associate Director, Infectious & Inflammatory Diseases, Clinical Pharmacology — Drug Medical Affairs, of E.R. Squibb & Sons, Inc., a pharmaceutical company. From 1981 to 1987, he was Director, Immunobiology Research at Connaught Laboratories, Ltd., a pharmaceutical company. During his seven years with Connaught Laboratories, Ltd., Dr. Gordon was responsible for both bacterial and viral research and development programs. He was the inventor and Project Director of the Connaught Haemophilus influenzae type b conjugate vaccine, ProHibit(R). Dr. Gordon also serves on the advisory boards of the not-for-profit Albert Sabin Foundation and BioSciences Contract Production, a private biopharmaceutical services company. Dr. Gordon received a B.A. from California State University at Humboldt and a Ph.D. in Biomedical Science from the University of Connecticut. Dr. Gordon completed his postdoctoral fellowship at the Howard Hughes Medical Institute.

     Donald P. Francis, M.D., D.Sc. Dr. Francis co-founded VaxGen in November 1995 and has served as its President and as a director since inception. From 1993 to 1995, Dr. Francis directed HIV vaccine clinical research at Genentech. Prior to joining Genentech, Dr. Francis served from 1971 to 1992 in various positions at the Centers for Disease Control and Prevention (CDC). During this period, Dr. Francis established and directed the HIV laboratory for the CDC and served as an Assistant Director, Viral Diseases Program. At that time he was also a principal investigator in one of the two Phase III clinical trials that led to licensure of the hepatitis B vaccine in the United States. In 1976, Dr. Francis was the lead epidemiologist on the first clinical team to encounter and control the Ebola virus. Prior to such time, Dr. Francis had a central role in the World Health Organization’s smallpox eradication program, which eradicated smallpox from the world. Dr. Francis received an M.D. from Northwestern University and completed his training in pediatrics at Los Angeles County/USC Medical Center. Dr. Francis received a doctorate in virology from the Harvard School of Public Health. Dr. Francis is the brother of Stephen Francis.

     Phillip W. Berman, Ph.D. Dr. Berman is the inventor of AIDSVAX and has served as the Company’s Senior Vice President, Research & Development since April 1999. Dr. Berman served as Vice President of Research & Development from November 1997 to April 1999, and has served as a director since October 1997. From 1982 to 1997, Dr. Berman served in various capacities with Genentech, including Senior Scientist, Molecular Biology Department, and Staff Scientist, Department of Immunol ogy and Department of Process Sciences. From 1984 until he joined VaxGen, Dr. Berman had research responsibilities in Genentech’s AIDS Vaccine Project. Dr. Berman received an A.B. in biology from the University of California, Berkeley, and a Ph.D. in biochemistry from Dartmouth College, and performed post-doctoral research at the Neurobiology Laboratory of the Salk Institute and the Department of Biochemistry and Biophysics at the University of California, San Francisco.

     David W. Beier. Mr. Beier has served as a director since November 2001. Mr. Beier is a partner in the Washington, D.C., law office of Hogan & Hartson L.L.P. From 1998 to 2000, Mr. Beier served as chief domestic policy adviser to Vice President Gore. From 1989 to 1998, Mr. Beier served as Vice President of Government Affairs for Genentech, Inc. Mr. Beier received a B.A. from Colgate University and his J.D. from Albany Law School at Union University.

     Randall L-W. Caudill, Ph.D. Mr. Caudill has served as a director since February 2001; he had previously served as director from 1997 through 1999. Mr. Caudill is President of Dunsford Hill Capital Partners, a San Francisco-based financial consulting firm, serving emerging growth companies in the U.S. and abroad. From 1987 to 1997 he served in various capacities including heading the Merger and Acquisition Department and co-heading the Investment Bank at Prudential Securities. Mr. Caudill serves on the board of directors of Northwest Biotherapeutics, Inc., Ramgen, Inc., Helix BioMedix, Inc. and SBE, Inc. Mr. Caudill received a Ph.D. from Oxford University, where he was a Rhodes Scholar, and an M.A. in Public and Private Management from Yale University.

     Stephen C. Francis. Mr. Francis has served as a director since October 1996. Mr. Francis is Vice-Chairman of Fischer, Francis, Trees & Watts, an investment management firm, which he co-founded in 1972. Mr. Francis has served on the board of several for profit and not-for-profit organizations. Mr. Francis is a member and former chairman of the Treasury Borrowing Advisory Committee, which advises the United States Treasury, and is a former member of the Stanford University Graduate School of Business Advisory Council. Mr. Francis received an A.B. from Dartmouth College and an M.B.A. from Stanford University. Mr. Francis is the brother of Donald Francis.

     Ruth B. Kunath. Ms. Kunath has served as a director since September 1999. Ms. Kunath has managed the Vulcan Venture Biotechnology Portfolio, managing public and private biotech and emerging healthcare investments since 1992. Prior to her employment at Vulcan Ventures, Ms. Kunath managed Seattle Capital Management equity assets as Senior Portfolio Manager for the healthcare sector of Bank of America Capital Management. Ms. Kunath serves on the board of directors of Dendrean Corporation and Curis, Inc. Ms. Kunath received a B.A. from DePauw University and is a Chartered Financial Analyst.

     William D. Young. Mr. Young has served as a director since November 1995. Since September 1999, Mr. Young has been the Chairman of the Board and Chief Executive Officer of ViroLogic, Inc. From 1997 to September 1999, Mr. Young served as the Chief Operating Officer of Genentech, where he had been employed since 1980. Mr. Young serves on the board of directors of IDEC Pharmaceuticals and Enchira Biotechnology Corporation. He received a B.S. in chemical engineering from Purdue University and an M.B.A. from Indiana University.

Vote Required

     The eight nominees receiving the highest number of affirmative votes cast shall be elected as directors.

Recommendation

     The Board of Directors unanimously recommends that the stockholders vote “FOR” the election of Lance K. Gordon, Donald P. Francis, Phillip W. Berman, David W. Beier, Randall L-W. Caudill, Stephen C. Francis, Ruth B. Kunath and William D. Young.

Board Meetings and Committees

     The Board of Directors held eight meetings during 2001 and acted once by unanimous written consent. No incumbent director who served in 2001 attended fewer than 75% of the meetings of the Board of Directors and of the committees of the Board on which the director served.

     The Board of Directors has an Audit Committee, Compensation Committee, Executive Committee, and a Nominating Committee. From time to time, the Board may create various ad hoc committees for special purposes.

     Audit Committee. The Audit Committee oversees the Company’s financial process on behalf of the Board of Directors and reviews the Company’s financial statements and the reporting processes, including the systems of internal controls. The members of the Audit Committee are Mr. Beier, Mr. Caudill and Ms. Kunath. All current members of the audit committee are “independent directors” (as independence is defined in Rule 4200 (a)(14) of the National Association of Securities Dealers Listing Standards). Mr. Stephen C. Francis, however, who served as Chairman of the Committee in 2000, was not “independent” as defined by Rule 4200 (a)(14). Mr. Francis resigned from the Committee effective April 6, 2001. The Committee met five times in 2001. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.

     Compensation Committee. The Compensation Committee reviews and approves the compensation and benefits for the executive officers, administers the stock option plans and makes recommendations to the Board of Directors about compensation matters. The members of the Compensation Committee are Mr. Caudill, Mr. Stephen Francis, Ms. Kunath and Mr. Young. The Committee met five times in 2001.

     Executive Committee. The Executive Committee may act on behalf of the Board of Directors on all matters except those concerning filling vacancies on the Board, executive compensation, audits or individual contracts or financial obligations exceeding $3,000,000. The members of the Executive Committee are Dr. Gordon, Dr. Donald Francis and Mr. Young. The Committee held no meetings during 2001.

     Nominating Committee. The Nominating Committee is responsible for matters relating to composition of the Board of Directors, including recruitment, nomination and succession. The members of the Nominating Committee are Dr. Donald Francis and Ms. Kunath. The Committee held no meetings during 2001.

Director Compensation

     The Company’s non-employee directors currently receive $1,000 per Board meeting and committee meeting attended and $500 per telephonic meeting as cash compensation for their service as members of the Board of Directors, and are reimbursed for certain expenses in connection with attendance at Board and Committee meetings. From time to time at the discretion of the Board of Directors, certain directors have received grants of options to purchase shares of Common Stock pursuant to our 1996 Amended and Restated Stock Option Plan. Non-employee directors also receive automatic grants at each annual meeting and when they first join the board under our 1998 Director Stock Option Plan. During 2001, Mr. Caudill, Mr. Stephen Francis, Ms. Kunath and Mr. Young each received options to purchase 960 shares of Common Stock at a per share exercise price of $20.85 under the Director Plan. If Proposal 5 is approved, each non-employee director who is re-elected at the 2002 Annual Meeting will receive an automatic grant of an option to purchase 10,000 shares of Common Stock at an exercise price per share equal to the closing price of the Common Stock on the date of the 2002 Annual Meeting.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed the audited financial statements with management. The Committee has discussed with KPMG LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61). The Audit Committee has discussed with KPMG LLP its independence from management, and has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1.

     Based upon the review and discussions of the Audit Committee with respect to the items listed above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee has also recommended, subject to shareholder approval, the appointment of KPMG LLP as the Company’s independent auditors for 2002.

     Respectfully submitted,

     David W. Beier
     Randall L-W. Caudill
     Ruth B. Kunath

Audit Committee Members

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG LLP to audit the financial statements of the Company for the fiscal year ending December 31, 2002 and recommends that the stockholders ratify such selection. KMPG LLP has audited the accounts of the Company since 1995. Representatives of KPMG LLP are expected to attend the Annual Meeting and will have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

     In the event that the ratification of the appointment of auditors is not made by a majority of the shares cast, the Board of Directors will consider the selection of other auditors.

Audit Fees

     The fees billed for professional services by KPMG LLP for the audit of the Company’s financial statements and the fiscal year end reviews of the financial statements for 2001 were $72,000.

Financial Information Systems Design and Implementation Fees

     There were no fees for services rendered by KPMG LLP for financial information systems design and implementation.

All Other Fees

     The fees billed for professional services by KPMG LLP for professional services not included under the heading “Audit Fees” or “Financial Information Systems Design and Implementation Fees” were $36,785.

Auditor Independence

     The Audit Committee of the Board of Directors has considered whether the other professional services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

Vote Required

     The affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal will be required to ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002.

Recommendation

     The Board of Directors unanimously recommends that the stockholders vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002.

PROPOSAL 3

APPROVAL OF FIRST AMENDMENT TO THE AMENDED AND RESTATED 1996 STOCK OPTION PLAN

     In October 1996, the Board adopted the Company’s 1996 Stock Option Plan, which was amended and restated in August 1999 and April 2000.

     As of March 31, 2002, options to purchase 2,050,810 shares of Common Stock were outstanding under the 1996 Plan and options for 409,421 shares had been exercised. Only 789,679 shares of Common Stock (plus any shares that might in the future be returned to the 1996 Plan as a result of cancellations of awards) remained available for future grant under the 1996 Plan as of March 31, 2002.

Proposed Amendment

     In May 2002, the Board amended the 1996 Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the 1996 Plan from 3,250,000 shares to 4,750,000 shares. The Board adopted this amendment to ensure that the Company will continue to be able to utilize equity-based incentives to attract and retain the services of individuals important to the Company’s long-term growth and financial success.

Summary of the 1996 Plan

     The following summary of the 1996 Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the 1996 Plan, a copy of which, as proposed to be amended pursuant to Proposals 3 and 4, is attached as Appendix A.

General

     The 1996 Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended and non-qualified stock options.

Purpose

     The purposes of the 1996 Plan are to retain the services of employees, non-employee directors and consultants of the Company, to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the stockholders of the Company, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to directors, consultants and other persons selected by the Board of Directors. All of our approximately 90 employees, directors and consultants of the Company are eligible to participate in the 1996 Plan.

Administration

     The 1996 Plan is administered by the Board of Directors or, if the Board so desires, by the Compensation Committee. (For purposes of this discussion, the term “Board” refers to either the Board of Directors or the Compensation Committee.) The Board has the power to construe and interpret the 1996 Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. The 1996 Plan provides, subject to certain limitations, for indemnification by the Company of any director against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 1996 Plan. The Board will interpret the 1996 Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the 1996 Plan or any option.

Eligibility

     Incentive stock options may be granted under the 1996 Plan only to employees (including officers) of the Company. Employees (including officers), directors, and consultants of the Company are eligible to receive non-qualified stock options.

     No stock option may be granted under the 1996 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 1996 Plan and all other such plans of the Company) may not exceed $100,000.

Stock Option Terms

     The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant. The exercise price of non-qualified options maybe set by the Board, but may not be less than 85% of fair market value on the date of the grant. In some cases (see “Eligibility” above), the exercise price of options may not be less than 110% of fair market value.

     The term of each option will be fixed by the Board. The term of incentive stock options granted to persons who, at the time of the grant, own (or are deemed to own) stock possessing more than 10% of the total combined voting power of the Company may not exceed five years from the date of grant. All other options shall have a term of ten years from the date of grant unless otherwise determined by the Board. The 1996 Plan provides that, unless otherwise provided in an individual option agreement, 25% of the shares subject to an option will vest on each anniversary of the date of grant, such that the option will be fully-vested after four years. In general, vested options are exercisable for ninety days following termination of the optionee’s employment for a reason other than death or disability. Vested options are exercisable for a period of twelve months following a termination for death or disability. The exercisability of options may be accelerated by the Board. The participant may not transfer an option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise a stock option.

     The exercise price of options granted under the 1996 Plan must be paid either in: (i) cash or by certified or cashier’s check, (ii) by delivery of other Common Stock of the Company previously held by the optionee having a fair market value equal to the aggregate exercise price, (iii) by delivery of a full recourse promissory note payable on such terms and bearing such interest rate as determined by the Board, or (iv) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company or by a combination of these means.

Adjustment Provisions

     Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of Common Stock subject to the 1996 Plan and outstanding awards. In such an event, the 1996 Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the 1996 Plan and outstanding awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to such awards.

Effect of Certain Corporate Events

     The 1996 Plan provides that, in the event (i) that certain persons and/or such person’s affiliates become the beneficial owner of at least 50% of the shares of Common Stock then outstanding, whether through a tender offer or otherwise, (ii) of specified types of mergers, (iii) of other corporate reorganizations, or (iv) that individuals constituting a majority of the Board who were not the Board’s nominees for election immediately prior to a stockholder meeting are elected (each, a “change in control”), all options that are outstanding under the 1996 Plan shall become immediately vested and fully exercisable for a period of time specified in the 1996 Plan, provided, that, with respect to the transactions described in subsections (i) through (iii) above, such accelerated vesting shall not occur if the event that would otherwise trigger the accelerated vesting has received the prior approval of a majority of the disinterested directors of the Company. With respect to the options which are not exercised pursuant to the preceding sentence, unless the Board determines otherwise at the time of a transaction, any surviving corporation will either assume the Company’s rights and obligations under the outstanding options or substitute substantially equivalent options for such corporation’s stock. If the Company is liquidated or dissolved, the Board may allow the holders of outstanding options to exercise all or any part of the unvested portion of the option held by them, provided they do so prior to the effective date of such liquidation or dissolution. In addition, the 1996 Plan authorizes the Board to provide in any option agreement or acceleration of the vesting and exercisability of the option upon the occurrence of certain corporate events as the Board determines in its discretion. Options that are not assumed, replaced or exercised prior to a change in control will terminate.

Duration, Amendment and Termination

     The Board may suspend or terminate the 1996 Plan without stockholder approval or ratification at any time or from time to time. Incentive stock options may be granted only until the tenth anniversary of the 1996 Plan’s adoption.

     The Board may also amend the 1996 Plan at any time; however, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 1996 Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 under the Securities Exchange Act of 1934, as amended), (ii) increase the number of shares reserved for issuance upon exercise of awards, or (iii) change any other provision of the 1996 Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the 1996 Plan for stockholder approval.

Federal Income Tax Information

     The following summary is intended only as a general guide as to the U.S. federal income tax consequences under current law of participation in the 1996 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 35% for 2002.

     Incentive Stock Options. Incentive stock options under the 1996 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

     There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option; however, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

     If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss, such gain or loss being determined based on the difference between the net proceeds of the sale and the aggregate exercise price paid for the stock upon exercise of the option.

     Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long- term or short-term depending on whether the stock was held for more than one year.

     To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Non-qualified Stock Options. Non-qualified stock options granted under the 1996 Plan generally have the following federal income tax consequences:

     There are no tax consequences to the participant or the Company by reason of the grant of a non-qualified stock option. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized.

     Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Amended Plan Benefits and Additional Information

     As of the date of this proxy statement, no options have been granted under the 1996 Plan conditioned upon stockholder approval of this proposal. Future grants under the 1996 Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable. In addition, benefits under the 1996 Plan will depend on a number of factors, including the fair market value of the Common Stock on future dates and the exercise decisions made by the optionees. Consequently, it is not possible to determine the benefits that might be received by optionees receiving discretionary grants under the 1996 Plan. During the year ended December 31, 2001, (i) Messrs. Francis, Berman, Lee and Heyward were granted options to purchase 15,000 shares, 30,000 shares, 5,000 shares and 8,000 shares under the 1996 Plan, respectively; (ii) all current executive officers as a group were granted options to purchase an aggregate of 103,000 shares under the 1996 Plan; (iii) all current employees, including officers who are not executive officers, as a group were granted options to purchase an aggregate of 643,427 shares under the 1996 Plan; and (iv) directors who were not executive officers, as a group, were granted options to purchase zero shares under the 1996 Plan. During the year ended December 31, 2001, no options were granted under the 1996 Plan to any associate of any director, executive officer or Board nominee of the Company. During the year ended December 31, 2001, Roland Lance Ignon, our Vice President, Corporate Communications, was granted options to purchase 45,000 shares under the 1996 Plan in connection with a promotion. No other person was granted 5% or more of the total amount of options granted under the 1996 Plan during that year.

Vote Required

     The affirmative vote of the majority of the votes cast affirmatively or negatively on the proposal will be required to increase the number of shares of Common Stock authorized for issuance under the 1996 Plan from 3,250,000 shares to 4,750,000 shares.

Recommendation

     The Board of Directors unanimously recommends that the stockholders vote “FOR” the First Amendment to the Amended and Restated 1996 Stock Option Plan to increase the number of shares of common stock authorized for issuance under the 1996 Plan from 3,250,000 shares to 4,750,000 shares.

PROPOSAL 4

APPROVAL OF A SECOND AMENDMENT TO THE AMENDED AND RESTATED 1996 STOCK
OPTION PLAN

Proposed Amendment

     The Board has approved, subject to stockholder approval, a Second Amendment to the Amended and Restated 1996 Stock Option Plan, which provides that the number of shares of Common Stock available for grant under the 1996 Plan shall be equal to the sum of: (i) the number of shares then reserved under the 1996 Plan, and (ii) 3.5% of the number of issued and outstanding shares of Common Stock, calculated on the last trading day of the immediately preceding December for each year beginning January 2003 and ending with the year beginning January 2007. The material terms and conditions of the 1996 Plan are described above in Proposal 3.

     Currently, the aggregate maximum number of shares of the Company’s Common Stock authorized for issuance under the 1996 Plan is 3,250,000. Of this number, only 789,679 shares remained available for the future grant of options as of March 31, 2002. If the stockholders approve Proposal 3, this number will be increased by 1,500,000 shares.

     The Board of Directors believes that this amendment is necessary to ensure that the Company continues to be have an adequate number of shares of Common Stock available for grants under the 1996 Plan to attract and retain the services of individuals important to the Company’s long-term growth and financial success.

     The Board of Directors has considered VaxGen’s past option granting practices and VaxGen’s future hiring needs in determining the proper amount by which to increase the pool of reserved shares and has determined that an annual three and one-half percent (3.5%) increase over five years is appropriate and in the best interests of the Company and its stockholders. Approval of the additional authorization for option grants proposed in this Proposal 4 will enable the Company to continue granting options in accordance with its historical practices for the five years beginning in 2003. At the end of the five-year period, the Company will be obligated to again obtain stockholder approval for authorize shares under the 1996 Plan or successor plan.

Summary of the 1996 Plan

     For a summary of the terms of the 1996 Plan, see “PROPOSAL 3 APPROVAL OF FIRST AMENDMENT TO THE AMENDED AND RESTATED 1996 STOCK OPTION PLAN.”

Federal Income Tax Information

     For a summary of the U.S. federal income tax consequences under current law of participation in the 1996 Plan, see “PROPOSAL 3 APPROVAL OF FIRST AMENDMENT TO THE AMENDED AND RESTATED 1996 STOCK OPTION PLAN.”

Vote Required

     The affirmative vote of the majority of the votes cast affirmatively or negatively on the proposal will be required to adopt the Second Amendment to the 1996 Plan.

Recommendation

     The Board of Directors unanimously recommends that the stockholders vote “FOR” the Second Amendment to the Amended and Restated 1996 Stock Option Plan to add a provision that will automatically increase the number of shares reserved under the plan by 3.5% of the issued and outstanding common stock of the Company on the last trading day of the immediately preceding December for each year beginning January 2003 and ending with the year beginning January 2007.

PROPOSAL 5

APPROVAL OF AMENDMENTS TO THE 1998 DIRECTOR STOCK OPTION PLAN

Proposed Amendments

     In May 2002, the Board of Directors adopted, subject to stockholder approval, amendments to our 1998 Director Stock Option Plan to:

•	increase the number of shares of Common Stock available for issuance pursuant to awards under the Director Plan from 37,500 to 300,000, an increase of 262,500 shares; and

•	grant outside directors an option to purchase 20,000 shares of Common Stock upon commencement of service as a director and an option to purchase an additional 10,000 shares of Common Stock in each subsequent year in which the director serves on the Board.

     As of March 31, 2002, 18,538 shares remained available for future grants of stock options under the Director Plan. The Board of Directors believes that the granting of stock options is imperative to allow us to attract and retain the services of experienced and knowledgeable directors who are not employees of the Company and to provide additional incentive for non-employee directors to increase their interest in our long-term success and progress.

Summary of the 1998 Director Stock Option Plan

     The following summary of the Director Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the Director Plan, a copy of which, as proposed to be amended pursuant to this Proposal 5, is attached as Appendix B.

General

     The Director Plan provides for the automatic grant of nonstatutory stock options to members of the Board of Directors who are not employees of the Company or of any subsidiary or parent of the Company. It is intended to qualify as a “formula plan” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Shares Subject to Director Plan

     The stockholders have previously authorized the issuance of a maximum of 37,500 shares of Common Stock under the Director Plan. The Board of Directors has amended the Director Plan, subject to stockholder approval, to authorize an additional 262,500 shares for issuance upon the exercise of options granted under the Director Plan, for an aggregated maximum of 300,000 shares. To the extent that any outstanding option under the Director Plan expires or terminates prior to exercise in full, the shares of Common Stock for which such option is not exercised are returned to the Director Plan and again become available for grant.

Administration

     The Director Plan is intended to operate automatically without discretionary administration. To the extent administration is necessary, it will be performed by the Board of Directors or a duly appointed committee of the Board. For the purposes of this discussion, the term “Board” refers to the Board of Directors or any committee authorized to administer the Director Plan. The Board has no discretion to select the non-employee directors who are granted options under the Director Plan, to set the exercise price of the options, to determine the number of shares for which or the time at which particular options are granted or to establish the duration of the options. The Board is authorized to interpret the Director Plan and options granted under it, and all determinations of the Board will be final and binding on all persons having an interest in the Director Plan or any option.

Eligibility

     Only directors of the Company who, at the time of grant, are non-employee directors are eligible to participate in the Director Plan. Currently, the Company has five such non-employee directors.

Automatic Grant of Options

     Options are granted automatically under the Director Plan without any discretionary action by the Board. Prior to the recent amendment to the Director Plan, on the first business day immediately following any meeting of our stockholders or Board of Directors at which a non-employee director is first elected to the Board of Directors, that non-employee director automatically was granted an option to purchase $20,000 worth of shares of the Common Stock at an exercise price per share equal to the closing price of the Common Stock on the date of grant. Pursuant to the Director Plan, as proposed to be amended, each non-employee director who is re-elected at the Annual Meeting will receive an automatic grant of an option to purchase 10,000 shares of Common Stock at an exercise price per share equal to the closing price of the Common Stock on the date of the Annual Meeting.

     The Board has amended the Director Plan, subject to stockholder approval, to provide that each person first elected or appointed as a non-employee director would be granted an option (an “Initial Option”) for 20,000 shares of Common Stock on the day of his or her initial election or appointment. However, a director who did not previously qualify as a non-employee director and who subsequently becomes a non-employee director will not receive such an option. In addition, on the day immediately following each annual meeting of the stockholders, each non-employee director remaining in office (including directors who previously did not qualify as non-employee directors) would be granted an option (an “Annual Option”) for 10,000 shares of Common Stock.

Terms and Conditions of Options

     All options granted under the Director Plan have an exercise price equal to the fair market value of the Common Stock on the date of grant and are not transferable otherwise than by will, by designation of a beneficiary or by laws of descent and distribution, except that options may be transferred by a plan participant to certain members of a participant’s immediate family, family trusts or partnerships. If a holder dies prior to the time that an option is fully exercised, the option may be exercised at any time within two years after the holder’s death (unless the option expires) to the extent it was exercisable on the date of death.

     Generally, the fair market value of the Common Stock is the closing price per share on the date of grant as reported on the Nasdaq National Market (Registered Trademark) . The exercise price may be paid in cash, by check, or in cash equivalent or by surrendering previously acquired shares of Common Stock having a fair market value not less than the exercise price.

     Initial Options become exercisable in equal annual installments on each of the first three anniversaries of the date of grant, provided in each instance that the non-employee director’s service with the Company has not terminated more than sixty (60) days prior to the applicable anniversary date and the non-employee director has attended at least seventy-five percent (75%) of the combined number of meeting of the full Board and any committee(s) of the Board of which the non-employee director is a member. Annual Options are immediately exercisable in full on the date of grant. Unless earlier terminated under the terms of the Director Plan or the option agreement, each option remains exercisable for ten years after grant.

Change in Control

     The Director Plan provides that in the event of (i) an acquisition by any person, partnership, corporation or other entity of more than fifty percent (50%) of the shares of Common Stock then outstanding, (ii) the sale of all or substantially all of the assets of the Company, (iii) a liquidation or dissolution of the Company or (iv) other material change in the capital structure of the Company, then the Board shall have the power to determine what effect, if any, such event shall have upon the Director Plan and upon options outstanding under the Director Plan, including the cancellation of options and payments made to the holders in exchange therefore and any surviving corporation assuming the Company’s rights and obligations under the outstanding options or substituting substantially equivalent options for such corporations’ stock.

Termination or Amendment

     The Board of Directors may suspend, discontinue, revise or amend the Director Plan at any time but may not, without stockholder approval, make certain amendments to the Director Plan, including amendments that would require the approval of the stockholders under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange applicable to us. The Board may not alter or impair any option granted under the Director Plan without the consent of the holder of the option. Under the Director Plan, appropriate adjustments in the Director Plan and outstanding options will be made in the event of changes in our Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in our corporate structure.

Federal Income Tax Information

     All options granted under the Director Plan will be non-qualified options, that is, options not intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code. For a summary of the United States federal income tax consequences under current law of participation in the Director Plan, see the discussion of the treatment of non-qualified stock options under “PROPOSAL 3 APPROVAL OF FIRST AMENDMENT TO THE AMENDED AND RESTATED 1996 STOCK OPTION PLAN.”

Amended Plan Benefits and Additional Information

     The following table sets forth the grants of stock options that will be received under the Director Plan during the fiscal year ending December 31, 2002 by all current directors who are not executive officers provided that such persons remain non-employee directors. None of the other groups or individuals for whom disclosure would otherwise be required is eligible to participate in the Director Plan.

Amended Plan Benefits

Name	Position	No. of Shares in Fiscal 2002
David W. Beier	Director	10,000
Randall L-W. Caudill	Director	10,000
Stephen C. Francis	Director	10,000
Ruth B. Kunath	Director	10,000
William D. Young	Director	10,000
All non-employee Directors as a Group (5 persons)		50,000

     From the inception of the Director Plan through March 31, 2002, the current non-employee directors have received, in the aggregate, options under the Director Plan for the following numbers of shares: Mr. Beier, 0 shares; Mr. Caudill, 3,817 shares; Mr. Francis, 7,404 shares; Ms. Kunath, 2,442 shares; and Mr. Young, 2,442 shares.

Vote Required

     The affirmative vote of the majority of the votes cast affirmatively or negatively on this proposal will be required to adopt the amendments to the Director Plan.

Recommendation

The Board of Directors unanimously recommends that the stockholders vote “FOR” the amendments to the 1998 Director Stock Option Plan.

IDENTIFICATION OF EXECUTIVE OFFICERS

     The following table sets forth as of March 31, 2002 information concerning the Company’s executive officers:

Name	Age	Position
Lance K. Gordon	54	Chief Executive Officer
Donald P. Francis	59	President
Philip W. Berman	53	Senior Vice President, Research & Development
Marc J. Gurwith	62	Senior Vice President, Medical Affairs
Carter A. Lee	49	Senior Vice President, Finance & Administration
James P. Panek	48	Senior Vice President, Manufacturing Operations
Carmen M. Betancourt	46	Vice President, Regulatory Affairs and Quality Systems
William L. Heyward	51	Vice President, International Clinical Research
R. Lance Ignon	45	Vice President, Corporate Communications

     The biographies of Lance K. Gordon, Donald P. Francis and Philip W. Berman appear under “Nominees for Director” above.

     Marc J. Gurwith, M.D. Dr. Gurwith has served as Senior Vice President, Medical Affairs and Chief Medical Officer since October 2001. From August 1997 through October 2001, Dr. Gurwith served as Vice President, Drug Development and Chief Medical Officer at Genelabs Technologies, Inc. From January 1995 until August 1997 Dr. Gurwith was Vice President, Clinical Research and Associate Medical Director at Sequus Pharmaceuticals. Previously, Dr. Gurwith served as Vice President of Medical and Scientific Affairs at Boehringer Mannheim Pharmaceuticals and as Senior Director of Clinical Research at Wyeth-Ayerst Research. Dr. Gurwith received his M.D. from Harvard University, his J.D. from Temple University School of Law and his B.A. from Yale University.

     Carter A. Lee. Mr. Lee has served as Senior Vice President, Finance & Administration since April 1999. During September 1998 through March 1999, Mr. Lee served as General Manger. From 1991 to 1997, Mr. Lee served as Senior Vice President and Chief Financial Officer of Diefenbach Elkins International, Inc. (now known as FutureBrand), a corporate branding consultancy. From 1990 to 1991, Mr. Lee served as Vice President, Finance & Administration of EDAW, Inc., a landscape architecture and planning firm. From 1987 to 1990, Mr. Lee served as Vice President and Corporate Controller of Landor Associates, a strategic design-consulting firm. Prior to such time, Mr. Lee served in various positions at Coopers & Lybrand (now known as PricewaterhouseCoopers LLP). Mr. Lee received a B.A. from the University of California, Berkeley, and an M.B.A. from California State University, Hayward.

     James P. Panek. Mr. Panek has served as VaxGen Senior Vice President, Manufacturing Operations, since February 2002. From 1982 to 2001, Mr. Panek served in various capacities with Genentech, including Senior Vice President, Product Operations, and Vice President, Manufacturing, Engineering and Facilities, where he led the development of the world’s largest biotechnology manufacturing facility and was responsible for all operations involved in supplying products for pre-clinical, clinical, and commercial use. Mr. Panek led the development of manufacturing facilities that enabled FDA approval and launch of recombinant products to treat pediatric growth hormone deficiency (Nutropin Depot® and Protropin®), heart attack (TNKaseTM), non-Hodgkin’s lymphoma (Rituxan®) and breast cancer (Herceptin®). Mr. Panek was also responsible for the purification of all human pharmaceuticals for clinical and commercial use, and led the successful start-up and licensure of operations for purification of Activase®, the first large-scale cell culture product approved by the FDA. Prior to joining Genentech, Mr. Panek spent six years with Eli Lilly in a variety of engineering and development positions. Mr. Panek received a B.S. and an M.S. in chemical engineering from the University of Michigan.

     Carmen M. Betancourt. Ms. Betancourt has served as Vice President, Regulatory Affairs and Quality Systems since January 2002. Ms. Betancourt is the company’s chief liaison with the U.S. Food and Drug Administration and is responsible for overseeing the preparation of biologics license applications for all products the company seeks to market. From August 2001 until December 2001, Ms. Betancourt served as Vice President, Regulatory Affairs, at Titan Pharmaceutical, where she managed multiple product development programs supporting the clinical investigation of pharmaceutical products. From 1977 to 2000, Ms. Betancourt held varaious regulatory positions at Genentech, Coulter Pharmaceutical and Bayer. Ms. Betancourt received a B.S. degree in Biological Sciences from the University of California, Davis and an M.B.A. from Golden Gate University.

     William L. Heyward, M.D., M.P.H. Dr. Heyward has served as our Vice President, International Clinical Research, since January 2000. Dr. Heyward served at the Centers for Disease Control and Prevention (CDC) for more than 20 years, where he coordinated vaccine trial research in Alaska on hepatitis B and Haemophilus influenzae type b and was involved in the investigation of the Ebola epidemic in Kikwit, Zaire. His most recent position at the CDC entailed coordinating domestic and international HIV vaccine development and evaluation. Prior to that he was director of the largest AIDS research project in Africa and was detailed to the World Health Organization and UNAIDS as a specialist in HIV vaccines and vaccine trials. Dr. Heyward received a B.A. from Emory University, an M.D. from the Medical College of Georgia and an M.P.H. from the Johns Hopkins University School of Hygiene and Public Health.

     Roland Lance Ignon. Mr. Ignon has served as our Vice President, Corporate Communications, since September 2001. Mr. Ignon has more than 15 years of experience as a business journalist and communications professional. Prior to joining VaxGen, Mr. Ignon served as Director, Corporate Communications, for Tenet Healthcare Corporation, one of the nation’s largest operators of acute care hospitals. Mr. Ignon also served as Vice President of Investor Relations at Sitrick and Company, one of the nation’s leading crisis communications firms. As a journalist, Mr. Ignon served as founding editor of an award-winning business newspaper and as a finance reporter and editor at Investor’s Business Daily. Mr. Ignon also was a reporter for Bloomberg Business News, The Economist Group and the Los Angeles Times. Mr. Ignon earned a B.A. degree in political science from the University of California, Irvine, and an M.A. from the Graduate School of Journalism at Columbia University.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation earned during the years ended December 31, 2001, 2000 and 1999 by the Company’s Chief Executive Officer and the Company’s four other most highly compensated executive officers (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)		Other Annual Compensation		Securities Underlying Options(#)	All Other Compensation($)
Lance K. Gordon (3)	2001	104,271	—		109,744	(2)	400,000	0
Chief Executive Officer

Donald F. Francis	2001	325,000	72,000		0		15,000	0
President	2000	288,750	3,105,500	(1)	0		13,500	0
	1999	275,000	0		0		15,000	0

Phillip W. Berman	2001	210,000	52,500		0		30,000	0
Senior Vice President,	2000	210,000	1,891,107	(1)	0		13,500	0
Research & Development	1999	200,000	0		0		15,000	0

Carter A. Lee	2001	212,000	29,693		0		5,000	0
Senior Vice President, Finance	2000	197,950	33,300		0		9,000	0
& Administration	1999	185,000	0		0		127,500	0

William L. Heyward	2001	190,000	26,250		0		8,000	0
Vice President, International	2000	175,000	15,000		0		75,000	0
Clinical Research

(1)	The employment contracts of Drs. Francis and Berman provided for a success bonus of 125,000 and 75,757 shares of the Common Stock, respectively, if the market value of the Common Stock reached an average of $28.00 per share over a 30-day period. In November 2000, this condition was met and accordingly, these 200,757 shares of Common Stock were issued, resulting in non-cash compensation to Drs. Francis and Berman in the amounts of $3,031,250 and $1,837,107, respectively.

(2)	As part of his employment agreement, Dr. Gordon received $109,744 for a relocation allowance.

(3)	Dr. Gordon became Chief Executive Officer in September 2001.

19

     The following table provides information relating to stock options awarded to each of the Named Executive Officers during the year ended December 31, 2001. All such options were awarded under the 1996 Plan, other than the option granted to Dr. Gordon.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	(1)	2001	($/Sh)(2)	Date	5% ($)	10% ($)
Lance K. Gordon	400,000	38.2%	14.90	9/6/11	3,748,212	9,498,705
Donald P. Francis	15,000	1.4%	19.44	4/6/11	183,386	464,735
Phillip W. Berman	30,000	2.8%	9.43/19.44	4/6/11	516,921	1,079,621
Carter A. Lee	5,000	0.5%	19.44	4/6/11	61,129	154,912
William L. Heyward	8,000	0.8%	19.44	4/6/11	97,806	247,859

(1)	The option granted to Dr. Gordon became exercisable as to 25% of the option shares on the first month anniversary of the date of grant and an additional 25% of the option shares become exercisable each year thereafter on the anniversary of the date of grant, with full vesting occurring three years after the date of grant. The options granted to Dr. Francis, Dr. Berman, Mr. Lee and Dr. Heyward become exercisable as to 25% of the option shares on the first anniversary of the date of grant and an additional 1/48th of the option shares become exercisable each calendar month thereafter, with full vesting occurring four years after the date of grant. In each case, vesting is subject to the optionee’s continued relationship with us. These options expire ten years from the date of grant, or earlier upon termination of employment.

(2)	Options were granted at an exercise price equal to the fair market value of the Company’s common stock, as reported on The Nasdaq Stock Market® on the date of grant, except for a 15,000 option grant to Dr. Berman, which was made as of April 6, 2001, with an exercise price based on the fair market value of the Company’s common stock on February 7, 2002, which was $9.43, in connection with the execution of Dr. Berman’s employment agreement.

(3)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance that the actual stock price appreciation over the option term will be at the assumed 5% or 10% level or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers. The potential realizable value is calculated by assuming that the fair value of the Common Stock on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised on the last day of its term and the shares issued upon exercise are immediately sold at the appreciated price. The potential realizable value computation is net of the applicable exercise price, but does not take into account applicable federal or state tax consequences or other expenses of the option exercises or the ensuing stock sales.

20

     The following table sets forth for each of the Named Executive Officers the number of shares of Common Stock acquired and the dollar value realized upon exercise of options during the year ended December 31, 2001 and the number and value of securities underlying unexercised options held at December 31, 2001:

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
AND YEAR-END VALUES

	Number of Securities Underlying Unexercised Options At Fiscal Year-End(#)		Value of Unexercised In-The-Money Options At Fiscal Year-End($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Lance K. Gordon	100,000	300,000	0	0
Donald P. Francis	15,343	28,157	21,000	10,500
Phillip W. Berman	215,343	43,157	941,000	43,050
Carter A. Lee	94,811	46,689	191,623	76,127
William L. Heyward	32,291	50,709	0	0

(1)	Value of unexercised in-the-money options is based on a value of $11.60 per share, the closing price of the Common Stock as reported on The Nasdaq Stock Market® on December 31, 2001, the per share exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS

     Dr. Gordon’s employment agreement provides for a base salary of $325,000. Dr. Gordon may receive an annual bonus of up to 30% of his base salary as determined in the discretion of the Board of Directors. In the event of a change of control or termination of employment prior to the end of the term of his employment agreement, the Company may be required to pay all salary due to Dr. Gordon. In the event of a termination of employment within twelve months of a change in control (as defined in Dr. Gordon’s employment agreement), Dr. Gordon’s options will become fully vested as of the date of the termination. Upon termination of employment, Dr. Gordon is subject to a one-year non-competition period.

     Dr. Francis’ employment agreement provides for a base salary of $325,000. Dr. Francis may receive an annual bonus of up to 30% of his base salary as determined in the discretion of the Board of Directors. In the event of a change of control or termination of employment prior to the end of the term of his employment agreement, the Company may be required to pay all salary due to Dr. Francis. Dr. Francis’ options were granted pursuant to the 1996 Stock Option Plan and are governed by the terms of such plan. Upon termination of employment, Dr. Francis is subject to a one-year non-competition period.

     Dr. Berman’s employment agreement provides for a base salary of $235,000. Dr. Berman may receive an annual bonus of up to 30% of his base salary as determined in the discretion of the Board of Directors. In the event of a change of control or termination of employment prior to the expiration of the term of his employment agreement, the Company may be required to pay all salary due to Dr. Berman. Dr. Berman’s options were granted pursuant to the 1996 Stock Option Plan and are governed by the terms of such plan. Upon termination of employment, Dr. Berman is subject to a one-year non-competition period.

     Mr. Lee’s employment agreement provides for a base salary of $185,000 through March 2003. On May 30, 2001, the Board of Directors approved an increase in Mr. Lee’s annual salary to $212,000. Mr. Lee may also receive an annual bonus of up to 30% of his base salary, and options for up to 10,000 shares of Common Stock. Mr. Lee has received an option to purchase up to 125,000 shares of common stock which vests over a four-year period. In the event of a change of control, Mr. Lee may receive a one-time bonus of 37,500 shares of Common Stock. In the event of termination prior to the expiration of the term of his employment agreement, the Company may be required to pay Mr. Lee’s base salary for twelve months following his termination. Mr. Lee’s options will fully accelerate if (i) there is a change in control (as defined in Mr. Lee’s employment agreement) or (ii) termination of his employment without cause or by Mr. Lee for good reason (as defined in Mr. Lee’s employment agreement). Upon termination of employment, Mr. Lee is subject to a one-year non-competition period.

     Dr. Heyward’s employment agreement provides for a base salary of $175,000 through December 2003. On May 30, 2001, the Board of Directors approved an increase in Dr. Heyward’s annual salary to $190,000. Dr. Heyward may also receive an annual bonus of up to 20% of his base salary. Dr. Heyward has received an option to purchase up to 75,000 shares of common stock which vests over a four-year period. In the event of a change of control, Dr. Heyward may receive a one-time bonus of 12,500 shares of Common Stock. In the event of termination prior to the expiration of the term of his employment agreement, the Company may be required to pay Dr. Heyward’s base salary for twelve months following his termination. Dr. Heyward’s options will fully accelerate if (i) there is a change in control (as defined in Dr. Heyward’s employment agreement) or (ii) termination of his employment without cause or by Dr. Heyward for good reason (as defined in Dr. Heyward’s employment agreement). Upon termination of employment, Dr. Heyward is subject to a one-year non-competition period.

CERTAIN TRANSACTIONS

     The following is a summary of certain related party transactions with the Company in which certain of the Company’s executive officers, directors or greater than five percent stockholders or any members of the immediate family of any of the foregoing had or have a direct or indirect material interest. The Company believes that each of these transactions was on terms at least as fair to the Company as could have been obtained from unaffiliated third parties.

     In December 2000, the Company lent to Drs. Francis and Berman $1,074,578 and $651,255, respectively. In addition, in April 2001, the Company lent to Drs. Francis and Berman $432,172 and $240,787, respectively. The proceeds of their loans were used to fund payment of payroll taxes in connection with stock bonuses paid to these officers. See footnote 1 of the Summary Compensation Table. In June 2001, Drs. Francis and Berman paid the loans in full. Interest accrued on the loans at a rate of 6% per annum.

     The Company paid legal fees and expenses on behalf of Dr. Heyward, an excutive officer of the Company, in the aggregate of $53,548 and $130,633 in each of 2000 and 2001 for a legal matter pertaining to the circumstances surrounding Dr. Heyward’s departure from his former employer.

     All future transactions, including any loans from the Company to its officers, directors, principal stockholders or affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of our Compensation Committee was, at any time since our formation, an officer or employee of VaxGen. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee reviews and approves the compensation and benefits for the executive officers, administers stock option plans and makes recommendations to the Board of Directors about compensation matters.

     The goal of the Company’s compensation policies is to align executive compensation with business objectives and corporate performance, and to attract and retain executives who contribute to the long-term success and value of the Company. The Company endeavors to achieve its compensation goals through the implementation of policies that are based on the following principles:

     •     The Company Pays Competitively for Experienced, Highly-Skilled Executives

     The Company operates in a competitive and rapidly changing biotechnology industry. Executive base compensation is targeted to slightly above the median salary paid to comparable executives with comparable responsibilities in Bay Area companies of similar size. The individual executive’s salary is adjusted annually based on individual performance, corporate performance, and the relative compensation of the individual compared to the comparable medians.

     •    The Company Rewards Executives for Superior Performance

     The Committee believes that a substantial portion of each executive’s compensation should be in the form of bonuses. Executive bonuses are based on a combination of individual performance and the attainment of corporate goals. To date, a portion of bonuses paid to executive officers has been in the form of stock option grants.

     •    The Company Strives to Align Long-Term Stockholder and Executive Interests

     In order to align the long-term interests of executives with those of stockholders, the Company grants all employees, and particularly executives, options to purchase stock. Options are granted at the closing price of the Common Stock on the date of grant and will provide value only when the price of the Common Stock increases above the exercise price. Options are generally subject to vesting provisions designed to encourage executives to remain employed by the Company. Additional options are granted from time to time based on individual performance and the prior level of grants.

Compensation of Chief Executive Officer

     Dr. Gordon’s salary and stock option grant for fiscal year 2001 are consistent with the criteria described above and with the Compensation Committee’s evaluation of his overall leadership and management of the Company. Dr. Gordon’s compensation for 2001 is set forth in the Summary Compensation Table appearing on page 19.

Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code provides that compensation paid to a public company’s chief executive officer and its four other highest paid executive officers in tax years 1994 and thereafter in excess of $1 million is not deductible unless such compensation is paid only upon the achievement of objective performance goals where certain procedural requirements have been satisfied. Alternatively, such compensation may be deferred until the executive officer is no longer a covered person under Section 162(m). Based on fiscal year 2001 compensation levels, no such limits on the deductibility of compensation applied to any officer of the Company.

Summary

     The Committee believes that the Company’s compensation policy to date has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. The Company’s compensation policy will evolve over time as the Company attempts to achieve the many short-term goals it faces while maintaining its focus on building long-term stockholder value through technological leadership.

Respectfully submitted, Randall L-W. Caudill Stephen C. Francis Ruth B. Kunath William D. Young COMPENSATION COMMITTEE MEMBERS

STOCK PERFORMANCE GRAPH

     The following graph shows a comparison of total stockholder return for holders of the Common Stock from June 30, 1999, the date of the Company’s initial public offering, through December 31, 2001 compared with the Nasdaq Stock Market® U.S. Index, and the JP Morgan H & Q Emerging Pharmaceutical Index. This graph is presented pursuant to SEC rules. The Company believes that, while total stockholder return can be an important indicator of corporate performance, the stock prices of biopharmaceutical stocks like that of the Company are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the performance of other biopharmaceutical stocks.

COMPARISON OF 30 MONTH CUMULATIVE TOTAL RETURN*
AMONG VAXGEN, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE JP MORGAN H&Q EMERGING PHARMACEUTICALS INDEX

*	$100 Invested on 6/30/99 in stock or index including reinvestment of dividends.

24

Date	VaxGen, Inc.	Nasdaq Stock Market (U.S.)	JP Morgan H&Q Emerging Pharmaceutical Index
6/30/99	100	100	100
9/30/99	113	102	100
12/31/99	142	151	114
3/31/00	119	170	129
6/30/00	168	147	184
9/30/00	180	136	209
12/31/00	150	91	221
3/31/01	156	68	183
6/30/01	146	80	223
9/30/01	96	56	196
12/31/01	89	72	196

OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote the shares represented by proxy as the Board may recommend or as the proxy holders, acting in their sole discretion, may determine.

     The Company will mail without charge to any stockholder upon written request a copy of the Company’s Annual Report and Report on Form 10-K for the year ended December 31, 2001, including the financial statements, schedules and a list of exhibits. Requests should be sent to Investor Relations, VaxGen, Inc., 1000 Marina Boulevard, Suite 200, Brisbane, California 94005.

THE BOARD OF DIRECTORS

Dated: May 3, 2002

APPENDIX A

VAXGEN, INC.

AMENDED AND RESTATED
1996 STOCK OPTION PLAN
(as proposed to be amended by the Stockholders)

     This Amended and Restated 1996 Stock Option Plan (the “Plan”) provides for the grant of options to acquire shares of common stock, $0.01 par value (the “Common Stock”), of VaxGen, Inc., a Delaware corporation (the “Company”). Stock options granted under this Plan that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), are referred to in this Plan as “Incentive Stock Options.” Incentive Stock Options and stock options that do not qualify as such under Section 422 of the Code (“Non-Qualified Stock Options”) granted under this Plan are referred to as “Options.”

     The Plan was initially adopted on October 29, 1996 and was subsequently amended. The Plan is hereby amended and restated as of May 29, 2002.

     1. PURPOSES.

     The purposes of this Plan are to retain the services of non-employee directors, valued key employees and consultants of the Company, to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the stockholders of the Company, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to directors, consultants and other persons selected by the Board of Directors in accordance with Section 3 below.

     2. ADMINISTRATION.

     This Plan shall be administered by the full Board of Directors of the Company (the “Board”) or if the Board so desires, by a committee designated by the Board and composed of two (2) or more “Non-Employee Directors” (as defined below). The term “Non-Employee Directors” shall have the meaning assigned to it under Rule 16b-3 (as amended from time to time) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the event that the Company is or becomes subject to the provisions of Section 16 of the Exchange Act, the Board shall attempt to provide for administration of the Plan, insofar as it relates to the participation of officers, directors or stockholders of the Company who at the time in question are subject to the reporting and liability provisions of Section 16 of the Exchange Act (the “Insiders”), in a manner which shall qualify the grant, exercise, expiration or surrender of options under this Plan for the treatment afforded by Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulatory requirement. The term “Board” when used in any provision of this Plan other than Section 5(n) shall be deemed to refer to the Board or any committee thereof appointed to administer this Plan.

     Subject to the provisions of this Plan, and with a view to effecting its purpose, the Board shall have sole authority, in its absolute discretion, to (a) construe and interpret this Plan; (b) define the terms used in this Plan; (c) prescribe, amend and rescind rules and regulations relating to this Plan; (d) correct any defect, supply any omission or reconcile any inconsistency in this Plan; (e) grant Options under this Plan; (f) determine the individuals to whom Options shall be granted under this Plan and whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option; (g) determine the time or times at which Options shall be granted under this Plan; (h) determine the number of shares of Common Stock subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable; (i) determine all other terms and conditions of Options; and (j) make all other determinations necessary or advisable for the administration of this Plan. All decisions, determinations and interpretations made by the Board shall be binding and conclusive on all participants in this Plan and on their legal representatives, heirs and beneficiaries.

     3. ELIGIBILITY.

     Incentive Stock Options may be granted to any individual who, at the time the Option is granted, is an employee of the Company or any Related Corporation (as defined below), including employees who are directors of the Company (“Employees”). Non-Qualified Stock Options may be granted to Employees, Non-Employee Directors and consultants. Options may be granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Company or any subsidiary of the Company. Options also may be granted in exchange for outstanding Options. Any person to whom an Option is granted under this Plan is referred to as an “Optionee.” Any person who is the owner of an Option is referred to as a “Holder.”

     As used in this Plan, the term “Related Corporation,” shall mean any corporation that is a “Parent Corporation” of the Company or “Subsidiary Corporation” of the Company, as those terms are defined in Sections 424(e) and 424(f), respectively, of the Code (or any successor provisions), and the regulations thereunder (as amended from time to time).

     4. STOCK.

     Effective April 14, 2000, the Board is authorized to grant Options to acquire up to a total of 3,250,000 shares of the Company’s Common Stock. Effective as the date of this amendment and restatement, the Board is authorized to grant Options to acquire up to a maximum aggregate number of shares of Common Stock of 4,750,000, cumulatively increased on the first trading day of January of each year beginning with January 2003 until and including January 2007 by a number of shares equal to the lesser of (a) three and one-half percent (3.5%) of the number of shares of Common Stock issued and outstanding on the last trading day of the immediately preceding December or (b) an amount determined by the Board, and shall consist of the Company’s authorized but unissued, or reacquired, Common Stock. In no event shall more than 4,750,000 shares of Stock be cumulatively available for issuance pursuant to the exercise of Incentive Stock Options. The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in Section 5(n) hereof. In the event that any outstanding Option expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option to the same Optionee (subject to the next sentence) or to a different person eligible under Section 3 of this Plan. Any canceled Options will be counted against the maximum number of shares with respect to which Options may be granted to the person previously holding the canceled Options.

     5. TERMS AND CONDITIONS OF OPTIONS.

     Each Option granted under this Plan shall be evidenced by a written agreement approved by the Board (the “Agreement”). Agreements may contain such provisions, not inconsistent with this Plan, as the Board in its discretion may deem advisable. All Options also shall comply with the following requirements:

          (a) Number of Shares and Type of Option. Each Agreement shall state the number of shares of Common Stock to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of action to the contrary by the Board in connection with the grant of an Option, all Options shall be Non-Qualified Stock Options. The aggregate fair market value (determined at the Date of Grant, as defined below) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (granted under this Plan and all other Incentive Stock Option plans of the Company, a Related Corporation or a predecessor corporation) shall not exceed $100,000, or such other limit as may be prescribed by the Code as it may be amended from time to time. Any portion of an Option which exceeds the annual limit shall not be void but rather shall be a Non-Qualified Stock Option.

          (b) Date of Grant. Each Agreement shall state the date the Board has deemed to be the effective date of the Option for purposes of this Plan (the “Date of Grant”).

          (c) Exercise Price. Each Agreement shall state the price per share of Common Stock at which it is exercisable. Options granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

          (i) The per share exercise price for an Incentive Stock Option shall not be less than the fair market value per share of the Common Stock at the Date of Grant as determined by the Board in good faith. With respect to Incentive Stock Options granted to greater-than-ten percent ( (greater than) 10%) stockholders of the Company (as determined with reference to Section 424(d) of the Code), the exercise price per share shall not be less than one hundred ten percent (110%) of the fair market value per share of the Common Stock at the Date of Grant as determined by the Board in good faith.

          (ii) The per share exercise price for a Non-Qualified Stock Option shall not be less than eighty-five percent (85%) of the fair market value per share of the Common Stock at the Date of Grant as determined by the Board in good faith. With respect to Non-Qualified Stock Options granted to any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the exercise price per share shall not be less than one hundred ten percent (110%) of the fair market value per share of the Common Stock at the Date of Grant as determined by the Board in good faith.

          (d) Duration of Options. At the time of the grant of the Option, the Board shall designate, subject to paragraph 5(g) below, the expiration date of the Option. The expiration date of any Incentive Stock Option granted to a greater-than-ten percent ( (greater than) 10%) stockholder of the Company (as determined with reference to Section 424(d) of the Code) shall not be later than five years from the Date of Grant. The expiration date of any other Incentive Stock Option shall not be later than ten (10) years from the Date of Grant. With respect to all other Options, in the absence of action to the contrary by the Board in connection with the grant of a particular Option, all Options granted under this Section 5 shall expire ten (10) years from the Date of Grant.

          (e) Vesting Schedule. No Option shall be exercisable until it has vested. The vesting schedule for each Option may be specified by the Board at the time of grant of the Option prior to the provision of services with respect to which such Option is granted, but in no event shall the Board specify a vesting schedule which permits an Option to vest at a rate less than twenty percent (20%) per year. If no vesting schedule is specified at the time of grant, the number of vested shares subject to the Option shall be determined by multiplying the total number of shares subject to the Option by the “Vested Ratio” as determined according to the following schedule:

VESTED RATIO

On the first anniversary of the Date of Gran	1/4

Plus:

For each full month of the Optionee’s
continuous service from the first anniversary of
the Date of Grant until the Vested Ratio is 1/1,
an additional	1/48

The Board may specify a vesting schedule for all or any portion of an Option based on the achievement of performance objectives established in advance of the commencement by the Optionee of services related to the achievement of the performance objectives. Performance objectives may be expressed in terms of one or more of the following: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin, the Company’s performance relative to its internal business plan or such other basis as determined by the Board. Performance objectives may be in respect of the performance of the Company as a whole (whether on a consolidated or unconsolidated basis), a Related Corporation, or a subdivision, operating unit, product or such other basis. Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range. An Option which is exercisable (in whole or in part) upon the achievement of one or more performance objectives may be exercised only following written notice to the Optionee from the Board that the performance objective has been achieved.

          (f) Acceleration of Vesting. The vesting of one or more outstanding options may be accelerated by the Board at such times and in such amounts as it shall determine in its sole discretion. The vesting of Options also shall be accelerated under the circumstances described in Sections 5(n) and 5(o) below.

          (g) Term of Option. Vested Options shall terminate, to the extent not previously exercised, upon the first to occur of the following events: (i) the expiration of the Option; (ii) the date of an Optionee’s termination of employment or service as a director or consultant with the Company or any Related Corporation for cause (as determined in the sole discretion of the Board); (iii) the expiration of ninety (90) days from the date of an Optionee’s termination of employment or service as a director or consultant with the Company or any Related Corporation for any reason whatsoever other than cause, death or Disability (as defined below) unless, the exercise period is extended by the Board until a date not later than the expiration date of the Option; or (iv) the expiration of one year from (A) the date of death of the Optionee or (B) cessation of an Optionee’s employment or contractual relationship by reason of Disability (as defined below) unless, the exercise period is extended by the Board until a date not later than the expiration date of the Option. If an Optionee’s employment or contractual relationship is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee’s rights under such Option shall pass by the Optionee’s will or by the laws of descent and distribution of the state or county of the Optionee’s domicile at the time of death. For purposes of the Plan, unless otherwise defined in the Agreement, “Disability” shall mean any physical, mental or other health condition which substantially impairs the Optionee’s ability to perform his or her assigned duties for one hundred twenty (120) days or more in any two hundred forty (240) day period or that can be expected to result in death. The Board shall determine whether an Optionee has incurred a Disability on the basis of medical evidence acceptable to the Board. Upon making a determination of Disability, the Board shall, for purposes of the Plan, determine the date of an Optionee’s termination of employment or contractual relationship.

     Unless accelerated in accordance with Section 5(f) above, unvested Options shall terminate immediately upon termination of employment of the Optionee by the Company for any reason whatsoever, including death or Disability. For purposes of this Plan, transfer of employment between or among the Company and any Related Corporation, or among Related Corporations shall not be deemed to constitute a termination of employment with the Company or any Related Corporation. For purposes of this subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Board). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee’s re-employment rights are guaranteed by statute or by contract.

          (h) Exercise of Options. Options shall be exercisable, either all or in part, at any time after vesting, until termination. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. If the vested portion of any Option is less than one hundred (100) shares, it may be exercised with respect to all shares for which it is vested. In all other cases, no portion of any Option for less than one hundred (100) shares (as adjusted pursuant to Section 5(m) below) may be exercised. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

     Options or portions thereof may be exercised by giving written notice to the Company, which notice shall specify the number of shares to be purchased, and be accompanied by payment in the amount of the aggregate exercise price for the Common Stock so purchased, which payment shall be in the form specified in Section 5(i) below. The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to the Holder of any Option, until provision has been made by the Holder, to the satisfaction of the Company, for the payment of the aggregate exercise price for all shares for which the Option shall have been exercised and for satisfaction of any tax withholding obligations associated with such exercise. During the lifetime of an Optionee, Options are exercisable only by the Optionee or a transferee who takes title to the Option in the manner permitted by Section 5(l) hereof.

          (i) Payment upon Exercise of Option. Upon the exercise of any Option, the aggregate exercise price shall be paid to the Company in cash or by certified or cashier’s check. In addition, the Holder, at its or the Company’s option, may pay for all or any portion of the aggregate exercise price by complying with one or more of the following alternatives:

(1) by delivering to the Company shares of Common Stock previously held by such Holder which shares of Common Stock received shall have a fair market value at the date of exercise (as determined by the Board) equal to the aggregate exercise price to be paid by the Optionee upon such exercise;

(2) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price;

(3) by delivering a full recourse promissory note for all or part of the aggregate exercise price, payable on such terms and bearing such interest rate as determined by the Board (but in no event less than the minimum interest rate specified under the Code at which no additional interest would be imputed and in no event more than the maximum interest rate allowed under applicable usury laws), which promissory note may be either secured or unsecured in such manner as the Board shall approve (including, without limitation, by a security interest in the shares of the Company);

                (4) by delivering a combination of (1), (2) and (3) above.

          (j) Net Issue Exercise. Notwithstanding the provisions of Paragraph (i), above, if, at the date of making the calculation set forth below, the fair market value of one share of Common Stock is greater than the exercise price of the Option, then in lieu of exercising the Option for cash, the Holder may elect to convert the Option and receive Common Stock equal to the value (as determined below) of the Option (or the portion thereof being exercised) by surrender of the Option together with a notice of the Holder’s election to proceed pursuant to this Paragraph (j). In such an event, the Company shall issue to the Holder that number of shares of Common Stock derived utilizing the following formula:

X	=	Y (A-B) ————— A

Where	X = the number of shares of Common Stock to be issued to the Holder pursuant to election under this Section 5(j)

Y = the number of shares of Common Stock purchasable under the Option or, if only a portion of the Option is being exercised, the portion of the Option being converted and canceled (at the date of such calculation)

A = the fair market value of one share of Common Stock (at the date of such calculation)

B = the exercise price (as adjusted to the date of such calculation).

For purposes of the above calculation, the “fair market value” of one share of Common Stock shall equal:

(i) In the event the Option is exercised in connection with the Company’s initial public offering of Common Stock, the per share offering price to the public in such public offering.

(ii) In other circumstances in which a public market exists for the Common Stock at the time of such exercise, the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last quoted sale price of the Common Stock or the closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in The Wall Street Journal for the five (5) trading days prior to the date of determination of the fair market value.

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                (iii) In all other circumstances, such value as is established by the Board acting in good faith.

          (k) Rights as a Stockholder. A Holder shall have no rights as a stockholder with respect to any shares covered by an Option until such Holder becomes a record holder of such shares, irrespective of whether such Holder has given notice of exercise. Subject to the provisions of Sections 5(n) and 5(o) hereof, no rights shall accrue to a Holder and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date the Holder becomes a record holder of the shares of Common Stock covered by the Option, irrespective of whether such Holder has given notice of exercise.

          (l) Transfer of Option. No Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Plan, such Option shall thereupon terminate and become null and void. During the life of the optionee, an Option shall be exercisable only by the optionee.

          (m) Securities Regulation and Tax Withholding.

(1) Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations hereunder and the requirements of any stock exchange upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares.

The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under this Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

As a condition to the exercise of an Option, the Board may require the Holder to represent and warrant in writing at the time of such exercise that the shares are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Board, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Board also may require such other documentation as may from time to time be necessary to comply with federal and state securities laws. THE COMPANY HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF OPTIONS OR THE SHARES OF STOCK ISSUABLE UPON THE EXERCISE OF OPTIONS.

(2) The Holder shall pay to the Company by certified or cashier’s check, promptly upon exercise of an Option or, if later, the date that the amount of such obligations becomes determinable, all applicable federal, state, local and foreign withholding taxes that the Board, in its discretion, determines to result upon exercise of an Option or from a transfer or other disposition of shares of Common Stock acquired upon exercise of an Option or otherwise related to an Option or shares of Common Stock acquired in connection with an Option. Upon approval of the Board, a Holder may satisfy such obligation by complying with one or more of the following alternatives selected by the Board:

(A) by delivering to the Company shares of Common Stock previously held by such Holder or by the Company withholding shares of Common Stock otherwise deliverable pursuant to the exercise of the Option, which shares of Common Stock received or withheld shall have a fair market value at the date of exercise (as determined by the Board) equal to the tax obligation to be paid by the Optionee upon such exercise; provided that if the Holder is an Insider or if beneficial ownership of the shares issuable upon exercise of the Option is attributable to an Insider pursuant to the regulations under Section 16 of the Exchange Act, the grant of such Option to such Holder was specifically approved (or, in the case of clause (b), ratified) (i) by the entire Board or a committee of the Board composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3(b)(3)(i) of the Exchange Act) or (ii) in compliance with Section 14 of the Exchange Act by the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the state of incorporation of the Company, or the written consent of the holders of a majority of the securities of the Company entitled to vote, so long as such ratification occurred no later than the date of the next annual meeting of stockholders; or

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(B) by executing appropriate loan documents approved by the Board by which the Holder borrows funds from the Company to pay the withholding taxes due under this Paragraph 2, with such repayment terms as the Board shall select.

(3) The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of Options may be delayed, at the discretion of the Board, until the Board is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Code have been met.

          (n) Stock Dividend, Reorganization or Liquidation.

(1) If (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any “corporate transaction” described in the regulations thereunder; (ii) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, the Board shall, with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock subject to such Option, the exercise price per share or both so as to preserve the rights of the Holder substantially proportionate to the rights of the Holder prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Board, the Company, the Company’s stockholders, or any Holder.

(2) If the Company shall at any time declare an extraordinary dividend with respect to the Common Stock, whether payable in cash or other property, the Board may, in the exercise of its sole discretion and with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock subject to such Option, the exercise price per share or both so as to preserve the rights of the Holder substantially proportionate to the rights of the Holder prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Board, the Company, the Company’s stockholders, or any Holder.

(3) If the Company is liquidated or dissolved, the Board may allow the Holders of any outstanding Options to exercise all or any part of the unvested portion of the Options held by them, provided they do so prior to the effective date of such liquidation or dissolution. If the Holders do not exercise their Options prior to such effective date, each outstanding Option shall terminate as of the effective date of the liquidation or dissolution.

(4) The foregoing adjustments in the shares subject to Options shall be made by the Board, or by any successor administrator of this Plan, or by the applicable terms of any assumption or substitution document.

(5) The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

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(o) Change in Control.

(1) Any and all Options that are outstanding under the Plan at the time of occurrence of any of the events described in Subparagraphs (A), (B), (C) and (D) below (an “Eligible Option”) shall become immediately vested and fully exercisable for the periods indicated (each such exercise period referred to as an “Acceleration Window”):

(A) For a period of forty-five (45) days beginning on the day on which any Person together with all Affiliates and Associates (as such terms are defined below) of such Person shall become the Beneficial Owner (as defined below) of fifty percent (50%) or more of the shares of Common Stock then outstanding, but shall not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan;

(B) Beginning on the date that a tender or exchange offer for Common Stock by any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan) is first published or sent or given within the meaning of Rule 14d-2 under the Exchange Act and continuing so long as such offer remains open (including any extensions or renewals of such offer), unless by the terms of such offer the offeror, upon consummation thereof, would be the Beneficial Owner of less than fifty percent (50%) of the shares of Common Stock then outstanding;

(C) For a period of twenty (20) days beginning on the day on which the stockholders of the Company (or, if later, approval by the stockholders of any Person) duly approve any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of more than fifty percent (50%) of the outstanding shares of Common Stock into securities of any Person, or cash, or property, or a combination of any of the foregoing, unless the holders of the voting stock of the Company immediately prior to such transaction hold not less than fifty percent (50%) of the voting rights in the surviving entity; or

(D) For a period of twenty (20) days beginning on the day on which, at any meeting of the stockholders of the Company involving a contest for the election of directors, individuals constituting a majority of the Board who were not the Board’s nominees for election immediately prior to the meeting are elected; provided, however, that with respect to the events specified in Subparagraphs (A), (B) and (C) above, such accelerated vesting shall not occur if the event that would otherwise trigger the accelerated vesting of Eligible Options has received the prior approval of a majority of all of the directors of the Company, excluding for such purposes the votes of directors who are directors or officers of, or have a material financial interest in any Person (other than the Company) who is a party to the event specified in Subparagraph (A), (B) or (C) above which otherwise would trigger acceleration of vesting and provided, further, that no Option which is to be converted into an option to purchase shares of Exchange Stock as stated at item (3) below shall be accelerated pursuant to this Section 5(n).

(2) The exercisability of any Eligible Option which remains unexercised following expiration of an Acceleration Window shall be governed by the vesting schedule and other terms of the Agreement representing such Option.

(3) If the stockholders of the Company receive shares of capital stock of another Person (“Exchange Stock”) in exchange for or in place of shares of Common Stock in any transaction involving any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of all or substantially all outstanding shares of Common Stock into Exchange Stock, then at the closing of such transaction all Options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company (by the affirmative vote of a majority of all of the directors of the Company, excluding for such purposes the votes of directors who are directors or officers of, or have a material financial interest in the Person issuing the Exchange Stock and any Affiliate of such Person), in its sole discretion, determines that any or all such Options granted hereunder shall not be so converted but instead shall terminate. The amount and price of converted Options shall be determined by adjusting the amount and price of the Options granted hereunder in the same proportion as used for determining the shares of Exchange Stock the holders of the Common Stock received in such merger, consolidation, reorganization or other transaction. Unless altered by the Board, the vesting schedule set forth in the Agreement shall continue to apply to the Options granted for Exchange Stock. For the purposes of this Section 5(n): (i) “Person” shall include any individual, firm, corporation, partnership or other entity; (ii) “Affiliate” and “Associate” shall have the meanings assigned to them in Rule 12b-2 under the Exchange Act; and (iii) “Beneficial Owner” shall have the meaning assigned to it in Rule 16a-1 under the Exchange Act.

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     6. EFFECTIVE DATE; TERM.

     This Plan shall be effective as of September 1, 1996. Incentive Stock Options may be granted by the Board from time to time thereafter until the tenth anniversary of such date. Non-Qualified Stock Options may be granted until this Plan is terminated by the Board in its sole discretion. Termination of this Plan shall not terminate any Option granted prior to such termination. Any Options granted by the Board prior to the approval of this Plan by the stockholders of the Company shall be granted subject to ratification of this Plan by the stockholders of the Company within twelve (12) months after this Plan is adopted by the Board. The Board may require any stockholder approval that it considers necessary for the Company to comply with or to avail the Company and/or the Optionees of the benefits of any securities, tax, market listing or other administrative or regulatory requirement. If such stockholder ratification is sought within twelve (12) months after this Plan is adopted by the Board and such stockholder ratification is not obtained, each and every Option granted under this Plan shall be null and void and shall convey no rights to the Holder thereof.

     7. NO OBLIGATIONS TO EXERCISE OPTION.

     The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.

     8. NO RIGHT TO OPTIONS OR TO EMPLOYMENT.

     Whether or not any Options are to be granted under this Plan shall be exclusively within the discretion of the Board, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company or any Related Corporation, express or implied, that the Company or any Related Corporation will employ or contract with an Optionee for any length of time, nor shall it interfere in any way with the Company’s or, where applicable, a Related Corporation’s right to terminate Optionee’s employment at any time, which right is hereby reserved.

     9. APPLICATION OF FUNDS.

     The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options shall be used for general corporate purposes, unless otherwise directed by the Board.

     10. INDEMNIFICATION OF BOARD.

     In addition to all other rights of indemnification they may have as members of the Board, directors shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys’ fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this Plan or any Option granted under this Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such director is liable for willful misconduct; provided, that within fifteen (15) days after the institution of any such action, suit or proceeding, the director involved therein shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

     11. AMENDMENT OF PLAN.

     The Board may, at any time, modify, amend or terminate this Plan or modify or amend Options granted under this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; provided, however, no amendment with respect to an outstanding Option which has the effect of reducing the benefits afforded to the Holder thereof shall be made over the objection of such Holder; provided further, that the events triggering acceleration of vesting of outstanding Options may be modified, expanded or eliminated without the consent of Holders. The Board may condition the effectiveness of any such amendment on the receipt of stockholder approval at such time and in such manner as the Board may consider necessary for the Company to comply with or to avail the Company, the Optionees or both of the benefits of any securities, tax, market listing or other administrative or regulatory requirement which the Board determines to be desirable. Without limiting the generality of the foregoing, the Board may modify grants to persons who are eligible to receive Options under this Plan who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.

     IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the VaxGen, Inc. Amended and Restated 1996 Stock Option Plan as amended by the Board through May 29, 2002.

___________________________ Secretary

Date Approved by Board of Directors of Company: March 29, 2002 Date Approved by Stockholders of Company: May 29, 2002 A-10

APPENDIX B

VAXGEN, INC.

AMENDED AND RESTATED
1998 DIRECTOR STOCK OPTION PLAN
(as proposed to be amended by the Stockholders)

     VAXGEN, INC., a Delaware corporation (the “Company”), initially established the Vaxgen, Inc. 1998 Director Stock Option Plan (the “Plan”), effective as of May 6, 1998. The Plan is hereby amended and restated in its entirety as of May 29, 2002 (the “Effective Date”).

     1. DEFINITIONS. As used herein, the following definitions shall apply:

          1.1 “Annual Grant Date” is defined in Section 5.2.

          1.2 “Annual Option” is defined in Section 5.2.

          1.3 “Annual Meeting” means an annual meeting of the stockholders of the Company.

          1.4 “Annual Meeting Date” means the date of an Annual Meeting.

          1.5 “Available Shares” means the number of shares of Common Stock from time to time available under Section 4 for the grant of Options under this Plan.

          1.6 “Board” means the Board of Directors of the Company.

          1.7 “Common Stock” means the Common Stock, $.01 par value, of the Company.

          1.8 “Company” means VaxGen, Inc., a Delaware company.

          1.9 “Director” means a member of the Board.

          1.10 “Effective Date” is defined in the preamble of the Plan.

          1.11 “Fair Market Value” means as of any date, the value of Common Stock determined as follows:

                (a) If the Common Stock (or other security) is publicly traded, the last sales price (or, if no last sales price is reported, the average of the high bid and low asked prices) for a share of Common Stock (or unit of the other security) on that day (or, if that day is not a trading day, on the next preceding trading day), as reported by the principal exchange on which the Common Stock (or other security) is listed, or, if the Common Stock (or other security) is publicly traded but not listed on an exchange, as reported by The Nasdaq Stock Market, or, if such prices or quotations are not reported by The Nasdaq Stock Market, as reported by any other available source of prices or quotations selected by the Committee;

                (b) If the Common Stock (or other security) is not publicly traded, or if the Fair Market Value is not determinable by any of the foregoing means, the Fair Market Value on any day shall be determined in good faith by the Board on the basis of such considerations as the Board deems appropriate.

          1.12 “Grant Date” means the date on which a person first becomes an Outside Director, in the case of an Initial Option, and any Annual Grant Date, in the case of an Annual Option.

          1.13 “Inside Director” means a Director who is not an Outside Director.

          1.14 “New Outside Director” means an Outside Director who becomes a Director after the Effective Date.

          1.15 “Option” means an Annual Option or an Initial Option.

          1.16 “Outside Director” means a Director who is not an employee of the Company.

          1.17 “Plan” means this Amended and Restated 1998 Director Option Plan.

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     2. PURPOSE OF PLAN. The purpose of the Plan is to assist the Company in attracting and retaining Outside Directors of the highest caliber to serve on the Board. The Plan seeks to achieve this purpose by providing for automatic grants of Options to certain Outside Directors on each Annual Meeting Date and at certain other times.

     3. ADMINISTRATION OF THE PLAN. The Board shall have full power and authority, subject only to the provisions of the Plan (a) to administer or supervise the administration of the Plan; (b) to interpret the provisions of the Plan and the agreements evidencing Options; (c) to correct any defect, supply any information and reconcile any inconsistency in such manner and to such extent as it determines to be necessary or advisable to carry out the purpose of the Plan; and (d) to take such other actions in connection with the Plan as it determines to be necessary or advisable. The Board is authorized to adopt, amend and rescind such rules, regulations and procedures not inconsistent with the provisions of the Plan as it determines to be necessary or advisable for the proper administration of the Plan, and each Option shall be subject to all such rules, regulations and procedures (whether the Option was granted before or after adoption thereof). Each action and determination made or taken by the Board, including but not limited to any interpretation of the Plan and the agreements evidencing Options, shall be final, conclusive and binding for all purposes and upon all persons. The Board shall have all powers necessary or appropriate to accomplish its duties under the Plan.

     4. SHARES AVAILABLE FOR OPTIONS. The aggregate number of shares of Common Stock reserved for issuance upon exercise of Options granted under the Plan will be Three Hundred Thousand (300,000) (subject to any adjustment required or permitted under Section 10 or Section 11), and Options may be granted under this Plan only with respect to the shares so reserved. If an Option terminates for any reason without having been exercised in full, the shares of Common Stock for which the Option has not been exercised shall again be available for purposes of the Plan.

     5. GRANTS OF OPTIONS.

          5.1 After the Effective Date, each New Outside Director shall be automatically granted an Option (an “Initial Option”) to acquire Twenty Thousand (20,000) shares of Common Stock on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive an Initial Option.

          5.2 On the Annual Meeting Date in 2002 and in each subsequent year so long as Available Shares remain under this Plan (each such date will be referred to as an “Annual Grant Date”), each individual who is an Outside Director on the Annual Grant Date will receive an Option (an “Annual Option”) to acquire Ten Thousand (10,000) shares of Common Stock, if on such date, he or she shall have served on the Board for at least six (6) months.

          5.3 In the event that any Option granted under the Plan would cause the number of shares of Common Stock subject to outstanding Options plus the number of shares of Common Stock previously purchased under Options to exceed the Available Shares, then the remaining shares of Common Stock available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

          5.4 Each grant of an Option shall occur automatically without further action of the Board other than, to the extent necessary, its determination of (a) the Fair Market Value on the Grant Date, and (b) any provisions that are to be included in the agreement evidencing the Option pursuant to Section 9.1.

     6. ELIGIBILITY. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 5 hereof. The Plan shall not confer upon any Director any right with respect to the continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time.

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     7. PURCHASE PRICE. The price at which each share of Common Stock may be purchased upon exercise of an Option shall be the Fair Market Value of the Common Stock on the Grant Date. The purchase price shall be paid in full at the time of exercise (a) in cash, (b) by means of a transfer to the Company of shares of Common Stock that have been outstanding for at least six (6) months and that have a Fair Market Value equal to the purchase price to be paid, or (c) a combination of cash and shares of Common Stock.

     8. OTHER TERMS OF OPTIONS

          8.1 Each Annual Option granted to an Outside Director will be immediately exercisable for all of the shares of Common Stock covered thereby.

          8.2 An Initial Option shall become vested and exercisable according to the following schedule: one-third (1/3) of the shares subject to the Initial Option shall become vested and exercisable on each anniversary of its Grant Date such that the Initial Option shall be completely exercisable on the third anniversary of its Grant Date. Notwithstanding the preceding, an Initial Option shall not become exercisable for shares for which it is scheduled to become exercisable on each applicable anniversary of its Grant Date if (a) more than sixty (60) days prior to the applicable anniversary date, the Outside Director ceases to be a director of the Company for any reason other than his or her death; or (b) during the annual period measured initially from the Grant Date and subsequently from each anniversary date (or such portion of that period during which the Outside Director is serving as a director of the Company), the Outside Director does not attend at least seventy-five percent (75%) of the combined number of meetings of the full Board and any committee(s) of the Board of which the Outside Director is a member, or does not attend at least fifty percent (50%) of such combined number of meetings in person.

          8.3 If an Initial Option does not become exercisable for shares for which it is scheduled to become exercisable on the each anniversary of its Grant Date, the Option shall automatically terminate. After an Option becomes exercisable, the Option may be exercised for the shares covered thereby in whole or in part at any time and from time to time prior to its termination pursuant to Section 8.5.

          8.4 For purposes of Section 8.2, if the Board takes action by unanimous written consent, such consent shall be deemed to be a meeting of the Board that all directors have attended in person.

          8.5 Unless it terminates earlier under other provisions of this Plan, an Option granted to an Outside Director will terminate on the tenth (10th) anniversary of its Grant Date.

     9. OPTION AGREEMENT; NONTRANSFERABILITY OF OPTIONS; CERTIFICATES.

          9.1 Each Option will be evidenced by a written agreement executed by the Company and the Outside Director. Such agreement shall contain the terms of the Option as specified in this Plan, together with such other provisions not inconsistent with such terms as the Board deems advisable.

          9.2 An Option will not be transferable by an Outside Director other than by will or by the laws of descent and distribution, will not be involuntarily alienable by legal process or otherwise by operation of law, and will be exercisable during the Outside Director’s lifetime only by the Outside Director. If an Outside Director dies prior to full exercise of an Option, the Option may be exercised by the person or persons to whom the rights of the Outside Director under the Option pass by will or by applicable laws of descent and distribution. The Company may at any time, by written notice to the Outside Director or to the then holder of an Option, release in whole or in part the restrictions under this Section 9.2.

          9.3 Each certificate evidencing Common Stock issued upon exercise of an Option shall bear such legends as the Company, upon advice of legal counsel, determines to be necessary or appropriate.

     10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If the outstanding shares of Common Stock are increased or decreased, or changed into or exchanged for a different number or kind of shares or securities of the Company through a reorganization, merger, recapitalization, reclassification, share exchange or other material alteration in the capital structure of the Company, an appropriate and proportionate adjustment shall be made to (a) the number and/or kind of shares or securities reserved under Section 4 for issuance upon exercise of Options granted under the Plan, and (b) the number and/or kind of shares or securities as to which Options will thereafter automatically be granted. A corresponding adjustment shall be made to the number and/or kind of shares or securities allocated to each Option outstanding at the time of such event and to the purchase price of such shares or securities; PROVIDED, HOWEVER, that such adjustment shall be made without changing the total purchase price applicable to the unexercised portion of the Option. For purposes of this Section 10, neither (i) the issuance of additional shares of Common Stock or other securities of the Company in exchange for adequate consideration (including services), nor (ii) the conversion into Common Stock of any securities of the Company now or hereafter outstanding, shall be deemed material alterations in the capital structure of the Company. If the Board determines that the nature of a material alteration in the capital structure of the Company is such that it is not feasible or advisable to make adjustments to this Plan or to the Options granted under the Plan, such event shall be subject to Section 11.

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     11. OTHER SIGNIFICANT EVENTS. In the event of (a) the acquisition by any person, partnership, corporation or other entity of more than fifty percent (50%) of the outstanding shares of Common Stock, (b) a sale of substantially all of the assets of the Company, (c) the dissolution or liquidation of the Company, or (d) a material change in the capital structure of the Company that is subject to this Section 11 in accordance with the last sentence of Section 10, the Board shall have the power to determine what effect, if any, such event shall have upon the Plan and upon Options outstanding under the Plan, including but not limited to the power to cause Options to be surrendered and canceled and payments to be made to the holders in exchange therefor and to cause adjustments to be made in the number and/or kind of shares or securities with respect to which Options may be exercised and/or in the purchase prices and other terms and conditions thereof. Upon such event, the Plan and all Options outstanding under the Plan shall terminate, except to the extent the Board, pursuant to its authority under this Section 11, has made provision for the continuation of the Plan and outstanding Options or the substitution for outstanding Options of new options or awards covering the stock or securities of a successor entity, in which event the Plan and outstanding Options shall be subject to the terms so provided.

     12. AMENDMENT; TERMINATION

          12.1 The Board may from time to time amend the Plan in any respect whatsoever; PROVIDED, HOWEVER, that no amendment may have any material adverse effect on the rights of any director or former director with respect to any Option granted prior to the amendment, unless the director consents thereto.

          12.2 The Board may terminate the Plan at any time. No Options shall be granted following termination of the Plan, but the provisions of the Plan shall continue in effect until all Options terminate or are exercised in full and all rights of all persons with any interest in the Plan expire.

     13. GOVERNING LAW. All determinations made and actions taken pursuant hereto shall be governed by the laws of the State of California and construed accordingly.

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VAXGEN, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Lance K. Gordon and Carter A. Lee, and each of them, acting in the absence of the other, as Proxies, each with the power to appoint his or her substitute, to represent and to vote all shares of Common Stock of VaxGen, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held on May 29, 2002, or at any adjournment thereof.

Shares represented by this proxy will be voted as directed on the reverse by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1 (Election of Directors); FOR Item 2 (Ratification of Appointment of Independent Auditors); FOR Item 3 (an amendment to the 1996 Stock Option Plan to increase the authorized shares under the 1996 Plan); FOR Item 4 (an amendment to the 1996 Stock Option Plan to annually increase the reserved shares under the 1996 Plan); and FOR Item 5 (an amendment to the 1998 Director Stock Option Plan to increase the authorized shares and modify the number of shares granted to non-employee directors).

(Continued and to be signed and dated on reverse side)

VAXGEN, INC. 1000 MARINA BOULEVARD BRISBANE, CA 94005	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL -
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to VaxGen, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	VAXGEN	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VAXGEN, INC. THE DIRECTORS RECOMMEND A VOTE FOR THE PROPOSALS DESIGNATED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF SUCH PROPOSALS.

1.	Election of Directors	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
	Nominees: 01) Lance K. Gordon, 02) Donald P. Francis, 03) Phillip W. Berman, 04) David W. Beier, 05) Randall L-W. Caudill, 06) Stephen C. Francis, 07) Ruth B. Kunath, 08) William D. Young	O	O	O	————————————————

Vote On Proposals	For	Against	Abstain

2.	Ratification of appointment of KPMG LLP as independent auditors for the 2002 fiscal year.	O	O	O

3.	To approve an amendment to the 1996 Stock Option Plan to increase the number of options authorized for issuance thereunder from 3,250,000 to 4,750,000.	O	O	O

4.	To approve an amendment to the 1996 Stock Option Plan to add a provision that will automatically increase the number of shares reserved under the Plan by 3.5% of the issued and outstanding Common Stock of the Company on the last trading day of the December immediately preceding each fiscal year beginning with January 2003 and ending with January 2007.	O	O	O

5.	To approve amendments to the 1998 Director Stock Option Plan to increase the number of options authorized for issuance thereunder from 37,500 to 300,000 and to modify the number of options granted to non-employee directors annually.	O	O	O

The undersigned hereby revokes any proxy or proxies given for such shares and ratifies all that said Proxies or their substitutes may lawfully do by virtue of this proxy.

Please date, sign and return promptly in the enclosed envelope. This proxy must be received before the stockholder meeting.

—————————————————— Signature [PLEASE SIGN WITHIN BOX]	————— Date	—————————————————— Signature (Joint Owners)	————— Date